Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-07533, 333-07535, and 333-09319 on Form S-8 and Registration Statement No. 333-01228 on Form S-3 of Praegitzer Industries, Inc. of our report of Likom PCB Sdn Bhd dated June 29, 1998, included in this Form 8-K of Praegitzer Industries, Inc.



ONG BOON BAH & CO.

ONG BOON BAH & CO.

Kuala Lumpur, Malaysia
June 29, 1998